                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an Application to Determine Eligibility of a Trustee
                         Pursuant to Section 305(b) (2)
                                                        --------------

                            ------------------------

                               SHAWMUT BANK, N.A.
              (Exact name of trustee as specified in its charter)

                               U.S. NATIONAL BANK
                 (Jurisdiction of incorporation or organization
                          if not a U.S. national bank)

                                   04-1654298
                      (I.R.S. employer identification no.)

                One Federal Street, Boston, Massachusetts 02211
         (Address of trustee's principal executive offices) (Zip Code)

                                 Not Applicable
           (Name, address and telephone number of agent for service)

                             ------------------------

                              Clean Harbors, Inc.
              (Exact name of obligor as specified in its charter)

Massachusetts                                        04-2997780
(State or other jurisdiction)                     (I.R.S. employer
of incorporation or organization)                 identification no.)


1200 Crown Colony Drive
Quincy, Massachusetts                                     02169
(Address of principal executive offices)                (Zip code)


                                 SENIOR NOTES
                      (Title of the indenture securities)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Shawmut Bank, N.A., a national banking association incorporated and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Boston, and Commonwealth of Massachusetts on the 22rd day of July, 1994.


                                   SHAWMUT BANK, N.A.



                                   By: /s/ Robert L. Bice, II
                                      --------------------------------
                                       Name: Robert L. Bice, II
                                      Title: Assistant Vice President

                                     NOTES


1. Inasmuch of this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item are based on incomplete information.

2. Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and Address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

               Board of Governors of the Federal Reserve
               System, Washington, D.C.

               Federal Deposit Insurance Corporation,
               Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and have have been omitted pursuant to General Instruction B.

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility and qualification.

1.* A copy of the articles of association of the trustee as now in effect. (See Exhibit 25B, Registration Statement No. 33-50877).

2.* A copy of the certificate of authority to the trustee to commence business. (See Exhibit 25B Registration Statement No. 33-50877).

3.* A copy of the authorization of the trustee to exercise corporate trust powers. (See Exhibit 25B Registration Statement No. 33-50877).

4.* A copy of the bylaws of the trustee as now in effect. (See Exhibit 25B, Registration Statement No. 33-50877).

5.   Not applicable.

6. Consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

- ----------------------

  * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                  EXHIBIT 6
                             CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939 in connection with the SENIOR NOTES of Clean Harbors, Inc., Shawmut Bank, N.A., hereby consents that reports of examinations of federal, state , territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    SHAWMUT BANK, N.A.



                                    By: /s/ Robert L. Bice, II
                                       ------------------------------
                                        Name: Robert L. Bice, II
                                       Title: Assistant Vice President



Dated:  July 22, 1994

Legal Title of Bank: SHAWMUT BANK, NATIONAL ASSOCIATION CALL DATE: 3/31/94 ST-BK: 25-0535 FFIEC 031
Address:      ONE FEDERAL STREET              Page RC-1
City, State, Zip:      BOSTON, MA 02211
FDIC Certificate No: 19429


Consolidated Report of Conditon for Insured Commercial and State-Chartered Savings Banks for March 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.



Schedule RC -- Balance Sheet                                                                                  C400
                                                                                     -----------------------------------------
                                Dollar Amounts in Thousands                                     RCFD Bil Mil Thou
- -----------------------------------------------------------------                    -----------------------------------
                                                                                      //////////////////////////////////////
ASSETS                                                                                //////////////////////////////////////
1.  Cash and balances due from depository institutions (from                          //////////////////////////////////////
    Schedule RC-A):                                                                   //////////////////////////////////////
    a.  Non interest-bearing balances and currency and coin (1).................      0081                           724,856
    b.  Interest-bearing balances (2)...........................................      0071                           153,816
2.  Securities                                                                        //////////////////////////////////////
    a.  Held-to-maturity securities (from Schedule RC-B, column A)..............      1754                         3,296,885
    b.  Available-for-sale securities (from Scheduel RC-B, column D)............      1773                           904,780
3.  Federal funds sold and securities purchased under agreements to                   //////////////////////////////////////
    resell in domestic offices of the bank and of its Edge and                        //////////////////////////////////////
    Agreement subsidiaries, and in IBFs:                                              //////////////////////////////////////
    a.  Federal funds sold......................................................      0276                           370,650
    b.  Securities purchased under agreements to resell.........................      0277                                 0
4.  Loans and Lease financing receivables:                                            //////////////////////////////////////
    a.  Loans and Leases, net of unearned       ----------------------------------    //////////////////////////////////////
        income (from Schedule RC-C)..........    RCFD  2122        7,336,200          //////////////////////////////////////
    b.  LESS:  Allowance for Loan and Lease                                           //////////////////////////////////////
        Losses...............................    RCFD 3123           272,464          //////////////////////////////////////
    c.  LESS:  Allocated transfer risk                                                //////////////////////////////////////
        reserve..............................    RCFD 3128                 0          //////////////////////////////////////
                                                ----------------------------------    //////////////////////////////////////
    d.  Loans and Leases, net of unearned income, allowance, and reserve              //////////////////////////////////////
    (item  4.a minus 4.b and 4.c)...............................................      2125                         7,063,736
5.  Assets held in trading accounts.............................................      3545                            20,195
6.  Premises and fixed assets (including capitalized Leases)....................      2145                           109,405
7.  Other real estate owned (from Schedule RC-M)................................      2150                            14,347
8.  Investments in unconsolidated subsidiaries and associated                         //////////////////////////////////////
    companies (from Schedule RC-M)..............................................      2130                                 0
9.  Customers' Liability to this bank on acceptances outstanding................      2155                            32,510
10. Intangible assets (from Schedule RC-M)......................................      2143                            25,592
11. Other assets (from Schedule RC-F)...........................................      2160                           590,149
12. Total assets (sum of items 1 through 11)....................................      2170                        13,306.921
                                                                                     -----------------------------------------

- ---------------------------------------------------------------
(1)  Includes cash items in process of collection and unposted debit.
(2)  Includes time certificates of deposit not held in trading accounts.

Title of Bank:  SHAWMUT BANK, NATIONAL ASSOCIATION  CALL DATE:  3/31/94
                ST-BK:25-0535 FFIEC 031
Address:         ONE FEDERAL STREET                            Page RC-2
City, State, Zip: BOSTON, MA 02211
Certificate No: 19429

Schedule RC--Continued

                                                                                     -----------------------------------------
                                      Dollar Amounts in Thousands                     ////////////////////BilMilThou////////
- -----------------------------------------------------------------                     ------------------------------
LIABILITIES                                                                           //////////////////////////////////////
13. Deposits:                                                                         //////////////////////////////////////
 a. In domestic offices (sum of totals of columns A & C from Schedule                 //////////////////////////////////////
 RC-E, part 1)..................................................................(1)   RCON 2200                    7,037,094
                                                 --------------------------           //////////////////////////////////////
    Noninterest-bearing (1)...................... RCON 6631    1,997,543              //////////////////////////////////////
    (2) Interest-bearing......................... RCON 6636    5,039,551              //////////////////////////////////////
                                                 --------------------------           //////////////////////////////////////
 b. In foreign offices, Edge and Apartment Subsidiaries, and IBFs                     //////////////////////////////////////
    (from Schedule RC-E, part II)...............................................      RCFN 2200                      282,046
                                                 --------------------------           //////////////////////////////////////
    (1)  Noninterest-bearing..................... RCFN 6631            0              //////////////////////////////////////
    (2)  Interest-bearing........................ RCFN 6636      282,046              //////////////////////////////////////
                                                 --------------------------           //////////////////////////////////////
14. Federal funds purchased and securities sold under agreements to repurchase        //////////////////////////////////////
    in domestic offices of the bank and of its Edge and Agreement subsidiaries,       //////////////////////////////////////
    and in IBFs:                                                                      //////////////////////////////////////
    (a)  Federal funds purchased................................................      RCFD 0278                    1,664,196
    (b)  Securities sold under agreement to repurchase..........................      RCFD 0279                    2,214,457
15. (a)  Demand notes issued to the U.S. Treasury...............................      RCON 2840                      146,343
    (b)  Trading Liabilities....................................................      RCFD 3548                       15,301
16. Other borrowed money                                                              //////////////////////////////////////
    (a)  With original maturity of one year or less.............................      RCFD 2332                      570,150
    (b)  With original maturity of more than one year...........................      RCFD 2333                      217,075
17. Mortgage indebtedness & obligations under capitalized leases................      RCFD 2910                            0
18. Bank's liability on acceptance executed and outstanding.....................      RCFD 2920                       32,510
19. Subordinated notes and debentures...........................................      RCFD 3200                       38,943
20. Other liabilities (from Schedule RC-G)......................................      RCFD 2930                      101,042
21. Total liabilities (sum of items 13 through 20)..............................      RCFD 2948                   12,319,157
                                                                                      //////////////////////////////////////
22. Limited-Life preferred stock and related surplus............................      RCFD 3282                            0
EQUITY CAPITAL                                                                        //////////////////////////////////////
23. Perpetual preferred stock and related surplus...............................      RCFD 3838                            0
24. Common stock................................................................      RCFD 3230                       14,476
25. Surplus (exclude all surplus related to preferred stock)....................      RCFD 3839                      500,558
26. a.  Undivided profits and capital reserves..................................      RCFD 3632                      476,605
    b.  Net unrealized holding gains (losses) on available-for-sale securities..      RCFD 8434                       (3,875)
27. Cumulative foreign currency translation adjustments.........................      RCFD 3284                            0
28. Total equity capital (sum of items 23 through 27)...........................      RCFD 3210                      987,764
29. Total liabilities, limited-life preferred stock, and equity                       //////////////////////////////////////
    capital (sum of items 21, 22 and 28)........................................      RCFD 3300                   13,306,921
                                                                                     -----------------------------------------

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during
   1993..........................................................RCFD 6724     2

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4= Directors' examination of the bank performed by external auditors (may be required by state chartering authority)

5= Review of the bank's financial statements by external auditors

6= Compilation of the bank's financial statements by external auditors

7= Other audit procedures (excluding tax preparation work)

8= No external audit work
- ------------------------------------------
(1) Includes total demand deposits and noninterest-bearing time and saving deposits.